EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Plan") is made this 1st day of January 1999, among Asphalt Associates, Inc., a Nevada corporation ("Asphalt"); Utah WebWorks, Inc., a Utah corporation, any and all of its subsidiaries and fictitious names (hereinafter collectively referred to as "WebWorks") and its shareholders (hereinafter "Shareholders").

         Asphalt wishes to acquire one hundred percent (100%) of the issued and outstanding stock of WebWorks for and in exchange for stock of Asphalt, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                    Section 1
                                Terms of Exchange

         1.1 Number of Shares. Upon the execution hereof, the holders of all the issued and outstanding stock of WebWorks agree to assign, transfer, and deliver to Asphalt, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of WebWorks stock, and Asphalt agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of Asphalt's stock, par value $0.001, in the aggregate of 5,000,000 shares, of the then issued and outstanding shares of Asphalt subject to the provisions of this Plan. Such shares will represent at least fifty percent (50%) of the issued and outstanding shares of Asphalt. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the WebWorks certificates representing their respective beneficial and record ownership one hundred percent (100%) of the issued and outstanding shares of WebWorks to Asphalt, as soon as practicable hereafter, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged Asphalt stock as provided for herein. Upon the consummation of the transaction contemplated herein, Asphalt shall merge with WebWorks and become the surviving corporation.

         1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of Asphalt shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Asphalt common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

         1.3 Delivery of Certificates. The Shareholders shall transfer to Asphalt at the closing provided for in Section 2 (the "Closing") the shares of common stock of WebWorks listed opposite their respective names on Exhibit A hereto (the "WebWorks shares") in exchange for shares of the common stock of Asphalt as outlined above in Section 1. 1 hereof (the "Asphalt Stock"). All of such shares of Asphalt stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A." The transfer of WebWorks, shares by the Shareholders shall be effected by the delivery to Asphalt at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

         1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Asphalt may request in order to more effectively sell, transfer and assign clear title and ownership in the WebWorks shares to Asphalt.

                                    Section 2
                                     Closing

         2.1 Closing. The Closing contemplated by Section 1.3 shall be held at the law offices of Daniel W. Jackson, Esq. on or before January 29, 1999 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

         2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

         2.3 Mediation Arbitration. If a dispute arises out of or relates to this Plan, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating this Plan, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                    Section 3
              Representations, Warranties and Covenants of Asphalt

         Asphalt   represents   and  warrants  to,  and  covenants   with,   the
Shareholders and WebWorks as follows:

         3.1 Corporate Status. Asphalt is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Asphalt has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Asphalt schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Asphalt's Articles of Incorporation or Bylaws. Asphalt has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

         3.2 Capitalization. The authorized capital stock of Asphalt as of the date hereof consists of 20,000,000 common shares, par value $0.001. The common shares of Asphalt issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Asphalt's common stock or with regard to any options, warrants or other contractual rights to acquire any of Asphalt's authorized but unissued common shares. There are no issued and outstanding preferred shares. As of the Closing, Asphalt shall have not more than 10,000,000 shares issued and outstanding.

         3.3  Financial Statements.

              (a) Asphalt hereby warrants and covenants to WebWorks that the audited financial statements dated February 28, 1998 and December 31, 1997 and 1996, fairly and accurately represent the financial condition of Asphalt and that no material change has occurred in the financial condition of Asphalt.

              (b) Asphalt hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of Asphalt as submitted heretofore to WebWorks for examination and review.

         3.4 Conduct of Business. Asphalt will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of WebWorks, enter into any material commitments except in the ordinary course of business.

         Asphalt  will  conduct  itself  in the  following  manner  pending  the
Closing:

              (a) Certificate of Incorporation and Bylaws. No change will be made in the Articles of Incorporation or Bylaws of Asphalt. Except as contemplated in Sections 3.13, 3.14 and 3.15 of this Plan.

              (b) Capitalization, etc. Asphalt will not make any change in its authorized or issued shares of my class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

         3.5 Options, Warrants and Rights. Asphalt has no options, warrants or stock appreciation rights related to the authorized but unissued Asphalt common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Asphalt common stock, except options, warrants, calls, or commitments, if any, to which Asphalt is not a party and by which it is not bound.

         3.6 Title to Property. Asphalt has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Asphalt, and the properties and assets of Asphalt are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

         3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Asphalt, threatened by or against or effecting Asphalt at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Asphalt does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Asphalt and its present management will (i) give to the Shareholders and WebWorks, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and WebWorks, or their duly authorized representatives, may Inspect them; and (ii) furnish such information concerning the properties and affairs of Asphalt as the Shareholders and WebWorks, or their duly authorized representatives, may reasonably request. Any such request to inspect Asphalt's books shall be directed to Asphalt's counsel, Daniel W. Jackson, at the address set forth herein under Section 10.4 Notices.

         3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), Asphalt and its representatives will keep confidential any information which they obtain from the Shareholders or from WebWorks concerning its properties, assets and the proposed business operations of WebWorks. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on January 29, 1999 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Asphalt will return to WebWorks all written matter with regard to WebWorks obtained in connection with the negotiations or consummation of this Plan.

         3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreements or instrument to which Asphalt was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Asphalt.

         3.11 Corporate Authority. Asphalt has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and WebWorks, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

         3.12 Consent of Shareholders. Asphalt hereby warrants and represents that the Shareholders of Asphalt, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute this Agreement and Plan of Reorganization as between Asphalt and WebWorks pursuant to a stock-for-stock transaction in which Asphalt would acquire one hundred percent of the issued and outstanding shares of WebWorks in exchange for the issuance of a total of 5,000,000 common shares of Asphalt and thereby WebWorks shall merge with and into Asphalt.

         3.13 Resignation of Directors. Upon the Closing, the current directors of Asphalt shall submit their resignations.

         3.14 Name of the Corporation. At the Closing, the Board of Directors of Asphalt will adopt a resolution to change the name of Asphalt to Pacific WebWorks, Inc.

         3.15 Authorized Capital. At the Closing, the Board of Directors of Asphalt will adopt a resolution to increase the authorized capital stock of the Asphalt from 20,000,000 common shares to 50,000,000.

         3.16 Special Covenants and Representations Regarding the Exchanged Asphalt Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Asphalt shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Asphalt a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

         3.17 Undisclosed or Contingent Liabilities. Asphalt hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to WebWorks in writing or in this Agreement or in any Exhibit attached hereto.

         3.18 Information. The information concerning Asphalt set forth in this Plan, and the Asphalt schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to WebWorks in connection with this Plan.

         3.19 Title and Related Matters. Asphalt has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the Asphalt balance sheets, free and clear of any and all liens and encumbrances.

         3.20 Contracts or Agreements. Asphalt is not bound by any material contracts, agreements or obligations which it has not already disclosed to WebWorks in writing or in this Agreement or in any Exhibit attached hereto.

         3.21 Governmental Authorizations. Asphalt has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

         3.22 Compliance with State and Federal Reporting Requirements. Asphalt is not nor has it ever been subject to the reporting requirements of section 12(g) of the Securities Exchange Act of 1934 or 15(d) of the Securities Act of 1933 (15 U.S.C. 78m or 78o (d)) and is not an investment company registered or required to be registered under the Investment Company Act of 1940 (15 U.S.C. 80a-l et seq). There is publicly available information concerning Asphalt as specified in paragraph (a)(5)(i) to (xiv), inclusive, and paragraph (a)(5)(xvi) of Rule I 5c2-1 I under the Securities Exchange Act of 1934.

         3.23 Compliance with Laws and Regulations. Asphalt has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Asphalt or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to WebWorks.

         3.23 Approval of Plan. The Board of Directors of Asphalt has authorized the execution and delivery of this Plan by Asphalt and have approved the Plan and the transactions contemplated hereby. Asphalt has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

         3.24 Investment Intent. Asphalt is acquiring the WebWorks shares to be transferred to it under this Plan for the purpose of merging with WebWorks and not with a view to the sale or distribution thereof, and Asphalt shall cancel the WebWorks shares upon the completion of the merger.

         3.25 Unregistered Shares and Access to Information. Asphalt understands that the offer and sale of the WebWorks shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning WebWorks or the WebWorks shares. Asphalt has been provided with and reviewed all information concerning WebWorks, the WebWorks shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the WebWorks shares. Asphalt has made an investigation as to the merits and risks of its acquisition of the WebWorks Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of WebWorks concerning WebWorks, the WebWorks shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the WebWorks shares.

         3.26 Obligations. Asphalt is not aware of any outstanding obligations to any of its employees or consultants as of the Closing.

         3.27 Asphalt Schedules. Asphalt has delivered to WebWorks the following items listed below, hereafter referred to as the "Asphalt Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Asphalt on or about the date within the Plan is executed to certify that the Asphalt Schedules are true and correct.

              (a) Copy of Articles of Incorporation, as amended, and Bylaws;

              (b) Financial statements;

              (c) Shareholder list;

              (d) Resolution of Directors approving Plan;

              (e) Officers' Certificate as required under Section 6.2 of the Plan;

              (f) Opinion of counsel as required under Section 6.4 of the Plan;

              (g) Certificate of Good Standing;

              (h) Consent of Shareholders approving Plan.

                                    Section 4
              Representations, Warranties and Covenants of WebWorks

         WebWorks   represents   and  warrants  to,  and  covenants   with,  the
Shareholders and Asphalt as follows:

         4.1 Corporate Status. WebWorks is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah incorporated on April 10, 1997. WebWorks has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the WebWorks schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of WebWorks's Articles of Incorporation or Bylaws. WebWorks has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

         4.2 Capitalization. The authorized capital stock of WebWorks as of the date hereof consists of 100,000 common shares. As of the date hereof all common shares of WebWorks issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of WebWorks's common stock or with regard to any options, warrants or other contractual rights to acquire any of WebWorks's authorized but unissued common shares.

         4.3 Conduct of Business. WebWorks will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Asphalt, enter into any material commitments except in the ordinary course of business.

         WebWorks agrees that WebWorks will conduct itself in the following manner pending the Closing:

              (a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of WebWorks.

              (b) Capitalization. etc. WebWorks will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

         4.4 Title to Property. WebWorks has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of WebWorks, and the properties and assets of WebWorks are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

         4.5 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of WebWorks, threatened by or against or effecting WebWorks at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; WebWorks does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, WebWorks and its present management will (i) give to Asphalt, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that Asphalt, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of WebWorks as the Shareholders and WebWorks, or their duly authorized representatives, may reasonably request. Any such request to inspect WebWorks's books shall be directed to WebWorks's representative, at the address set forth herein under Section 10.4 Notices.

         4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), WebWorks and its representatives will keep confidential any information which they obtain from the Shareholders or from WebWorks concerning its properties, assets and the proposed business operations of WebWorks. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on January 29, 1999 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, WebWorks will return to Asphalt all written matter with regard to Asphalt obtained in connection with the negotiations or consummation of this Plan.

         4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of Asphalt to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to Asphalt on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

         4.9 Unregistered Shares and Access to Information. WebWorks and the Shareholders understand that the offer and sale of Asphalt shares to be exchanged for the WebWorks shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning Asphalt or Asphalt stock. WebWorks and the Shareholders have been provided with and reviewed all information concerning Asphalt and Asphalt shares, to be exchanged for the WebWorks shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the Asphalt shares, to be exchanged for the WebWorks shares. WebWorks and the Shareholders have made an investigation as to the merits and risks of their acquisition of the Asphalt shares, to be exchanged for the WebWorks shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of Asphalt concerning Asphalt shares to be exchanged for the WebWorks shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Asphalt shares to be exchanged for the WebWorks shares.

         4.10 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of WebWorks of whatever class or series, which the Shareholders have contracted to exchange.

         4.11     Contracts.

              (a) Set forth in the WebWorks Schedules are copies or descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which WebWorks is a party or by which WebWorks or its properties are bound.

              (b) Except as may be set forth in the WebWorks Schedules, WebWorks is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of WebWorks.

              (c) Except as set forth in the WebWorks Schedules, WebWorks is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by WebWorks, except for adequate value and pursuant to contract. WebWorks has not entered into any material transaction which is not listed in the WebWorks Schedules or reflected in the WebWorks financial statements.

         4.12 Material Contract Defaults. WebWorks is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of WebWorks, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which WebWorks has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

         4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which WebWorks was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of WebWorks.
         4.14 Governmental Authorizations. WebWorks is in good standing in the State of Utah. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by WebWorks of this Plan and the consummation by WebWorks of the transactions contemplated hereby.

         4.15 Compliance with Laws and Regulations. WebWorks has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of WebWorks or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Asphalt.

         4.16 Approval of Plan. The Board of Directors of WebWorks have authorized the execution and delivery of this Plan by WebWorks and have approved the Plan and the transactions contemplated hereby. WebWorks has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

         4.17 Information. The information concerning WebWorks set forth in this Plan, and the WebWorks Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Asphalt in connection with this Plan.

         4.18 WebWorks Schedules. WebWorks has delivered to Asphalt the following items listed below, hereafter referred to as the "WebWorks Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of WebWorks on or about the date within the Plan is executed to certify that the WebWorks Schedules are true and correct.

              (a) Copy of Articles of Incorporation and Bylaws;

              (b) Financial Statements;

              (c) Resolutions of Board of Directors approving Plan;

              (d) Consent of Shareholders approving Plan;

              (e) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;

              (f) A schedule showing the name and location of each bank or other institution with which WebWorks has an account and the names of the authorized persons to draw thereon or having access thereto;

              (g) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

              (h) A schedule setting forth all material contracts

              (i) Officers' Certificate as required by Section 7.2 of the Plan;

              (j) Schedule of all debts, mortgages, security interests, pledges, liens, encumbrances, claims and the like;

              (k) Certificate of Good Standing

                                    Section 5
                                Special Covenants

         5.1 WebWorks Information Incorporated in Asphalt's Reports. WebWorks represents and warrants to Asphalt that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. WebWorks agrees to indemnify and hold Asphalt harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

         5.2 Asphalt Information Incorporated in WebWorks's Reports. Asphalt represents and warrants to WebWorks that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. The current officers and directors of Asphalt agree to indemnify and hold WebWorks harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

         5.3 Special Covenants and Representations Regarding the Exchanged Asphalt Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the Asphalt shares in exchange for one hundred percent (100%) of the issued and outstanding shares of WebWorks to the Shareholders constitutes the offer and sale of securities under the Securities
Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. Asphalt intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his WebWorks shares and the receipt of the Asphalt shares exchanged therefor, shall execute and deliver to Asphalt a letter of investment intent to indicate, among other representations, that the Shareholder is exchanging the WebWorks shares for Asphalt shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

          5.4 Action Prior to Closing. Upon the execution hereof until the Closing Date, and the completion of the consolidated audited financials,

              (a) WebWorks and Asphalt will (i) perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

              (b) Neither WebWorks nor Asphalt will (i) make any change in its Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $ 10,000.

                                    Section 6
                     Conditions Precedent to Obligations of
                          WebWorks and the Shareholders

         All obligations of WebWorks and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

         6.1 Accuracy of Representations. The representations and warranties made by Asphalt in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Asphalt shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. WebWorks shall have been furnished with a certificate, signed by a duly authorized executive officer of Asphalt and dated the Closing date, to the foregoing effect.

         6.2 Officers' Certificate. WebWorks and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Asphalt, to the effect that no litigation, proceeding, investigation, claim, demand or inquiry is pending, or to the best knowledge of Asphalt, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Asphalt, and that this Agreement has been complied with in all material respects.

         6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of Asphalt, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Asphalt, except as otherwise disclosed to WebWorks.

         6.4 Opinion of Counsel of Asphalt. Asphalt shall furnish to WebWorks and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to WebWorks and the Shareholders to the effect that:

              (a) Asphalt is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

              (b) The business of Asphalt, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of WebWorks, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and Asphalt has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Nevada, all statements and reports required to be filed.

              (c) The authorized and outstanding capital stock of Asphalt as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

              (d) There are no material claims, suits or other legal proceedings pending or threatened against Asphalt of any court or before or by any governmental body which might materially effect the business of Asphalt or the financial condition of Asphalt as a whole and no such claims, suits or legal proceedings are contemplated by governmental. authorities against Asphalt.

              (e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of Asphalt, or any contract, agreement, indenture, mortgage, or order by which Asphalt is bound.

              (f) This Plan constitutes a legal, valid and binding obligation of Asphalt enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

              (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of Asphalt and have been duly authorized by its Board of Directors.

              (h) Asphalt has not, nor will it undertake any action, the result of which would endanger the tax-free nature of the Plan.

         6.5 Good Standing. WebWorks shall have received a Certificate of Good Standing from the State of Nevada, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Asphalt is in good standing as a corporation in the State of Nevada.

         6.6 Other Items. WebWorks and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as WebWorks and the Shareholders may reasonably request.

                                    Section 7
                 Conditions Precedent to Obligations of Asphalt

         All obligations of Asphalt under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

         7.1 Accuracy of Representations. The representations and warranties made by WebWorks and the Shareholders under this Plan were true when made and shall be true as Of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Asphalt shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. Asphalt shall have been furnished with a certificate, signed by a duly authorized executive officer of WebWorks and dated the Closing date, to the foregoing effect.

         7.2 Officers' Certificate. Asphalt shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of WebWorks, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of WebWorks, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of WebWorks, and that this Agreement has been complied with in all material respects.

         7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of Asphalt, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of WebWorks, except as otherwise disclosed to Asphalt.

         7.4 Good Standing. Asphalt shall have received a Certificate of Good Standing from the State of Utah, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that WebWorks is in good standing as a corporation in the State of Utah.

         7.5 Dissenters' Rights Waived. Shareholders representing at one hundred percent (100%) of the issued and outstanding shares of WebWorks, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of Utah in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of WebWorks.

         7.6 Other Items. Asphalt shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Asphalt may reasonably request.

          7.7 Execution of Investment Letter. The Shareholders shall have delivered copies of Exhibit B to Asphalt.

                                    Section 8
                                   Termination

         8.1 Termination by WebWorks or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of WebWorks or the Shareholders, if Asphalt shall fall to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

         8.2 Termination by Asphalt. This Plan may be terminated at any time prior to the Closing date by action of Asphalt if WebWorks shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

         8.3      Termination by Mutual Consent.

              (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of Asphalt, expressed by action of its Board of Directors, WebWorks or the Shareholders.

              (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                                    Section 9
                          Shareholders' Representative

         The Shareholders hereby irrevocably designate and appoint Lamar Taylor, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that 'no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section I hereof or increase the extent of their obligation to Asphalt hereunder, unless agreed in writing by the Shareholders.

                                   Section 10
                               General Provisions

         10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

         10.2 Payments of Costs and Fees. Asphalt and WebWorks shall each bear their own costs and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Plan.

         10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, WebWorks and the Shareholders shall cause to have promptly prepared and disseminated a WebWorks release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to Asphalt's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

         10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to Asphalt:          Asphalt Associates, Inc.
                        525 South 300 East
                        Salt Lake City, Utah 84111

With a copy to:         Daniel W. Jackson
                        525 South 300 East
                        Salt Lake City, Utah 84111

If to WebWorks:         Utah WebWorks, Inc.
                        180 South 300 West, Suite 220
                        Salt Lake City, Utah 84101

With a copy to:         James Craig Carmen
                        311 South State Street, Suite 380
                        Salt Lake City, Utah 84111

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

         10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between Asphalt, WebWorks and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

         10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. WebWorks and Asphalt acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

         10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

         10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty
(30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments..

         10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

         10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives and assigns.

         IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.

                                       ASPHALT ASSOCIATES, INC.
Attest:
 /s/
-------------------------              By:  /s/
                                          -----------------------------
                                       Its President

                                       UTAH WEBWORKS, INC.
Attest:
  /s/
-------------------------              By:  /s/
                                           -----------------------------
                                       Its President


                                       SHAREHOLDERS:

                                       LVT INVESTMENTS, LLC
Attest:
  /s/
-------------------------              By:  /s/
                                           -----------------------------
                                           Lamar Taylor, Member

                                           NET STRATEGIC INVESTMENTS, LLC
Attest:
  /s/
-------------------------              By:  /s/
                                            -----------------------------
                                            Milton R. Larsen, Member

Attest:
  /s/
-------------------------              By:   /s/
                                            -----------------------------
                                            Allen Oepping

Attest:
  /s/
-------------------------              By:  /s/
                                           -----------------------------
                                           Eric Schmitter

Attest:
 /s/
-------------------------              By:   /s/
                                            -----------------------------
                                            Benjamin Black

Attest:
 /s/
-------------------------              By:   /s/
                                            -----------------------------
                                            Robyn Erkelens




                       SHAREHOLDERS OF UTAH WEBWORKS, INC.

             Name                                  Ownership Percentage
             ----                                  --------------------
             LVT Investments, LLC                  49.5%
             Net Strategic Investments, LLC        14.5%
             Allan Oepping                         14.5%
             Eric Schmitter                        10.0%
             Benjamin Black                        10.0%
             Robyn Erkelens                        1.5%